Exhibit 99.1

Applied DNA Reports Fiscal Third Quarter 2017 Financial Results

Company to Hold Conference Call and Webcast Today at 4:30 PM Eastern Time

STONY BROOK, N.Y., August 10, 2017 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA”, or "the Company"), announced financial results for the fiscal 2017 third quarter ended June 30, 2017.

"We continued to make excellent progress in driving market adoption of our DNA technology platform in the fiscal third quarter while generating strong sales growth from our most established revenue-generating vertical from an initial cotton order for the upcoming ginning season,” said Dr. James A. Hayward, president and CEO of Applied DNA Sciences. “In textiles, we see evidence that our technology platform is gaining momentum as brands and retailers find it increasingly advantageous to provide assurances that the products on their shelves meet their product quality claims. Our recently announced, more favorable licensing agreement with key cotton partner Himatsingka America, Inc. (“Himatsingka”) illustrates the increasingly strategic role our molecular tag technology is playing in supporting manufacturers’ business goals. In addition, product and customer reviews of Bed, Bath and Beyond®’s Wamsutta® PimaCott® home fashions – manufactured by Himatsingka and incorporating our SigNature® T technology – demonstrate that authenticity is good for business. Beyond textiles, we also secured new revenue-generating awards in government/military and diagnostics verticals that broaden our opportunities for revenue growth.”

Third Quarter Financial Highlights:

•	Revenues increased 175% for the third quarter of fiscal 2017 to $1.8 million, compared with $653 thousand reported in the third quarter of fiscal 2016, and increased 99% compared with revenues of $905 thousand reported in the second fiscal quarter ended March 31, 2017. The increase in revenue is primarily attributable to an increase in textile revenues.
•	Total operating expenses were $4.2 million, compared with $3.9 million in the prior year’s quarter, an increase of approximately 7%. The increase in total operating expenses is primarily attributable to an increase associated with the write-off of an account receivable balance.
•	Net loss for the quarter ended June 30, 2017 was $2.6 million, or $0.10 per share, compared with a net loss of $3.4 million, or $0.14 per share for the quarter ended June 30, 2016 and a net loss of $3.4 million, or $0.13 per share for the quarter ended March 31, 2017.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended June 30, 2017 was negative $1.5 million, compared to negative Adjusted EBITDA of $2.5 million for the same quarter last fiscal year and negative Adjusted EBITDA of $2.7 million in the prior fiscal quarter. See below for information regarding non-GAAP measures.
•	Net cash used in operating activities in the third quarter of fiscal 2017 was $1.9 million. This compares with $2.2 million in the corresponding prior-year period.

Continued Dr. Hayward, “Business development activity during the quarter was strong with pre-commercial opportunities growing to 14 active engagements at present from nine last quarter,” continued Dr. Hayward. “Recently concluded pilot projects, such as in Aloe vera, touch upon multiple markets, from food and supplements to pharmaceuticals and personal care. As announced earlier this week, large-scale fertilizer tagging, offers the opportunity for large-scale deployments that address entire commercial ecosystems, as we do in cotton. While the timing of conversion from pilot to commercial contract is uncertain, we remain focused on expanding the basket of opportunities and on shortening sales cycles.

“As we look ahead, we see several areas of revenue growth. We believe that the start of the cotton ginning season and the growing “pull” we have experienced from brands and from new categories in our existing retail channels will help catalyze sales and improve working-capital to cash conversion. Business activity in non-cotton textile markets is also increasing as manufacturers of products utilizing synthetic fibers move to our technology platform to their sales advantage. Lastly, through our success in cotton we have been able to secure annual minimum revenue commitments from customers such as Loftex Home, LLC and GHCL Limited as licensees of CertainT™, our program that integrates our commercial platforms into a licensable strategy to generate royalty fees, in addition to revenues from the sale of DNA taggant and testing services. CertainT is today a cornerstone of our go-to-market strategy and a key component to building a diverse, recurring revenue base. With CertainT we can participate not only at the front end of the supply chain with the application of our molecular tags, but at the back-end of the value chain where the cumulative value-add is the highest and we can share in the economics with brands and retailers.”

Concluded Dr. Hayward, “We have been moving aggressively to build the market for our technology platform and continue to expand our pipeline of opportunities. To help ensure that we have the financial flexibility to capture the opportunities before us today, we have entered into binding private placement subscription agreements with a key customer, as well as all executive officers and members of the board of directors. As we continue to build our business, we believe our successes today will be the foundation for our sustained growth tomorrow.”

Nine-Month Financial Highlights:

•	Revenues for the first nine months of fiscal 2017 totaled $3.6 million, an increase of 41% from the same period in the prior year. This increase was the result of an increase in product revenues of $1.7 million, or 147%, primarily as a result of increased textile market sales. This increase was offset by a decrease in service revenues from two government contract awards, both of which expired during the fourth quarter of the prior fiscal year.

•	Operating expenses for the nine months ended June 30, 2017 increased by $1.2 million or 10% for the same period last fiscal year. The increase is primarily attributable to an increase in stock-based compensation and bad debt expense, offset by a decrease in R&D due to the expiration of the two government contract awards.

•	Net loss for the nine months ended June 30, 2017 was $10.0 million or $0.38 per share, compared with a net loss of $9.8 million or $0.41 per share for the nine months ended June 30, 2016.

•	Excluding non-cash expenses and interest, Adjusted EBITDA improved for the nine months ended June 30, 2017 at a negative $6.6 million compared with an Adjusted EBITDA of negative $7.6 million for the same period last fiscal year. See below for information regarding non-GAAP measures.

Recent Business and Operational Highlights:

•	On August 10, 2017, Applied DNA announced the start of production-scale tagging of bearings with a global manufacturer. The work will be performed under the newly awarded Rapid Innovation Fund (RIF) contract issued by the Office of the Secretary of Defense (OSD) on behalf of the Defense Logistics Agency (DLA). This production-scale project is a follow-up to a successful pilot conducted under Applied DNA’s prior OSD RIF contract, completed in August of 2016, and reflects the Company’s ongoing efforts to commercialize processes and methodologies developed for Department of Defense (DOD) applications and apply them to commercial OEMs.

•	On August 8, 2017, the Company announced that it had completed a pilot project for the large-scale molecular tagging of a fertilizer that was successfully tracked through the West African supply chain of the Rosier Group, SA, Belgium. The Company expects to begin shipments of fertilizer with molecular tags in early 2018.

•	On July 18, 2017, Applied DNA announced that it had signed a new multi-year, exclusive CertainT platform license agreement with Loftex Home, LLC, a well-respected manufacturer of high-quality towels and home textiles, in connection with source verified recycled polyethylene terephthalate (PET). An expansion of the Company’s existing agreement with Loftex signed in March of this year, the new multi-year agreement is now exclusive for bath and beach towels in the United States, non-exclusive for plush throws and bath rugs and provides for long term minimum annual revenues as well as trademark licensing royalties to Applied DNA.

•	On July 11, 2017 as evidence of the Company’s continuing penetration of the non-cotton textile market, Applied DNA announced that it had signed a multi-year CertainT Platform license agreement with GHCL Limited, a global manufacturer of home textiles. The agreement provides for CertainT platform services in connection with source-verifiedPET and recycled PET (post consumer) in blended bed sheets, pillowcases, and shams sold in-store or online in the United States. GHCL has also licensed Applied DNA’s CertainT trademark for use on its products, as well as for promotional, marketing and sales materials. The agreement provides for minimum annual revenues as well as trademark licensing royalties to Applied DNA.

•	On July 5, 2017, Applied DNA announced the addition of two sponsors to the Company’s leather traceability project with BLC Leather Technology Centre (BLC): Scottish Leather Group Ltd and Tong Hong Tannery. With these new additions, the research project now totals seven sponsors, including C&J Clark International and PUMA SE, among other global brands. The Research Project, initiated following the signing of a Research Agreement between the two companies, seeks to develop and validate a robust SigNature® T-based system to provide comprehensive and verifiable leather traceability, from farm to finished products.

•	On June 28, 2017, the Company announced that it entered into subscription agreements for a private placement of its Common Stock with a group of investors, including a key customer and all of the Company’s Executive Officers and members of the Board of Directors. No discounts or warrants were given to the investors. As a result of the private placement, the Company agreed to issue 1,025,574 shares of common stock at a price of $1.76 per share for total expected gross proceeds of $1,805,000.

•	On June 27, 2017, Applied DNA announced the signing of a new, exclusive licensing agreement with Himatsingka America, Inc. with improved financial terms: 60-day payment terms, and discontinuation of revenue-sharing to its partners, yielding enhanced margins to Applied DNA.

•	On June 27, 2017, the Company announced it had completed initial work under a funded contract with Lily of the Desert, a leading US-based producer of Aloe vera products, whose offerings include nutritional drinks, topical crèmes and gels. The pilot studies defined by the agreement are designed to demonstrate the feasibility of molecular tagging to create the industry’s first traceable and authenticated Aloe vera juices, from raw material to the manufacture of nutritional drinks and topical consumer products.

•	On June 23, 2017, Applied DNA announced that it received an initial order to tag 27.5 million pounds of cotton to kick off the 2017/2018 ginning season, composed of three US cotton varietals. The three varietals are Pima, Delta and Acala, which fall under the Pimacott®, HomeGrown™ LoneStar™ and HomeGrown Acala™ programs. We believe the order demonstrates Applied DNA’s success in further entrenching SigNature T DNA in an established revenue-generating vertical and in extending the adoption of its proven technology platform.

•	On June 6, 2017, the Company announced that it has been awarded a two-year, approximately $1.5 million competitive-bid development contract funded by the Office of the Secretary of Defense on behalf of the Defense Logistics Agency (DLA). The award expands current platforms to improve DoD counterfeit risk mitigation, and was granted via a Rapid Innovation Fund (RIF) that provides DLA with innovative technologies that can be rapidly inserted into acquisition programs to meet specific defense needs.

•	On May 15, 2017, Applied DNA announced that it appointed Elizabeth M. Schmalz Ferguson to its Board of Directors. Ms. Ferguson was selected to serve based on her sterling track record of accomplishments as a strategist and product leader within the personal care industry. This appointment increased the total number of Board members to eight.

•	On May 1, 2017, the Company announced the debut of its textile molecular tag technology, SigNature® T, in Bed Bath & Beyond®’s Wamsutta® line, featuring PimaCott®, at locations nationwide and online. SigNature T verifies that the Wamsutta home fashions products sold to consumers are pure Pima cotton, grown in the San Joaquin Valley, California. Products include comforters, pillow cases and shams.

Fiscal 2017 Third Quarter Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal 2017 third-quarter results on Thursday August 10, 2017 at 4:30 PM EST. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

Dial-in and ask to be joined to the Applied DNA Sciences earnings call.

•	Participant Toll Free: 1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Live webcast: https://services.choruscall.com/links/apdn170810.html

Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10110378
•	International replay Toll: https://services.choruscall.com/ccforms/replay.html
•	Archived webcast: https://services.choruscall.com/links/apdn170810.html

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-based “CertainTTM” Platform can be used to identify, tag, track, and trace products, to help assure authenticity, origin, traceability and quality of products. SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, BackTrac™ and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track- and-trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. Applied DNA Sciences is also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Go to adnas.com for more information, events and to learn more about how Applied DNA Sciences makes life real and safe. Applied DNA’s Common stock is quoted on NASDAQ under the symbol APDN, and its warrants are quoted under the symbol APDNW.

Forward-Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 6, 2016, and our quarterly reports on Form 10-Q filed on February 9, 2017, May 11, 2017, and August 10, 2017, which are or will be available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210,sforman@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	September 30, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,402,809	$4,479,274
Accounts receivable, net of allowance of $37,773 and $32,965 at June 30, 2017 and September 30, 2016, respectively	4,746,010	6,374,895

Stock subscriptions receivable	505,000	-
Inventories	376,520	297,759
Prepaid expenses and other current assets	113,234	200,006
Total current assets	8,143,573	11,351,934

Property, plant and equipment, net of accumulated depreciation of $1,565,153 at June 30, 2017 and $1,263,200 at September 30, 2016	589,656	792,499

Other assets:
Long term accounts receivables	-	1,535,000
Deposits	61,626	61,126

Deferred offering costs	-	13,986
Goodwill	285,386	285,386
Intangible assets, net of accumulated amortization of $607,047 and $423,649 at June 30, 2017 and September 30, 2016, respectively	1,342,502	1,525,900

Total Assets	$10,422,743	$15,565,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,730,560	$2,247,341
Deferred revenue	674,429	1,837,588
Total current liabilities	2,404,989	4,084,929

Long term accounts payable	-	215,500
Long term deferred revenue	-	900,000

Total liabilities	2,404,989	5,200,429

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2017 and September 30, 2016	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2017 and September 30, 2016	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2017 and September 30, 2016	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized at June 30, 2017 and September 30, 2016; 27,377,057 and 24,078,756 shares issued and outstanding as of June 30, 2017 and September 30, 2016, respectively	27,377	24,079
Additional paid in capital	242,808,854	234,158,711
Stock subscription receivable	(1,000,000)	—
Accumulated deficit	(233,818,477)	(223,817,388)
Total stockholders’ equity	8,017,754	10,365,402

Total Liabilities and Stockholders’ Equity	$10,422,743	$15,565,831

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Product revenues	$1,493,449	$295,867	$2,887,054	$1,167,452
Service revenues	303,933	357,029	718,709	1,382,880
Total revenues	1,797,382	652,896	3,605,763	2,550,332

Cost of revenues	232,348	180,559	804,552	735,692

Operating expenses:
Selling, general and administrative	3,402,817	2,576,891	10,534,105	8,185,149
Research and development	603,095	1,149,146	1,757,616	2,861,599
Depreciation and amortization	161,441	168,641	486,786	557,968

Total operating expenses	4,167,353	3,894,678	12,778,507	11,604,716

LOSS FROM OPERATIONS	(2,602,319)	(3,422,341)	(9,977,296)	(9,790,076)

Other income (expense):
Interest income, net	228	2,660	2,763	9,567
Other (expense) income , net	(8,758)	52,670	(26,556)	19,606

Net loss before provision for income taxes	(2,610,849)	(3,367,011)	(10,001,089)	(9,760,903)

Provision for income taxes	—	—	—	—

NET LOSS	$(2,610,849)	$(3,367,011)	$(10,001,089)	$(9,760,903)

Net loss per share-basic and diluted	$(0.10)	$(0.14)	$(0.38)	$(0.41)

Weighted average shares outstanding-
Basic and diluted	26,374,023	24,075,225	26,049,866	23,563,164

APPLIED DNA SCIENCES, INC.
CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Net Loss	$(2,610,849)	$(3,367,011)	$(10,001,089)	$(9,760,903)
Interest (income) expense, net	(228)	(2,660)	(2,763)	(9,567)
Depreciation and amortization	161,441	168,641	486,786	557,968
Stock based compensation expense	566,377	567,523	2,562,300	1,522,304
Bad debt expense	346,921	83,934	368,168	106,247

Total non-cash items	1,074,511	817,438	3,414,491	2,176,952

Consolidated Adjusted EBITDA (loss)	(1,536,338)	(2,549,573)	(6,586,598)	(7,583,951)